Exhibit 5.1

Homburger AG

Prime Tower

Hardstrasse 201

CH–8005 Zurich

T  +41 43 222 10 00

F  +41 43 222 15 00

lawyers@homburger.ch

December 3, 2018

329747|9457264v6

To:

UBS Group AG,
Bahnhofstrasse 45,
8001 Zurich, Switzerland

UBS Group AG | Form S-8 Registration Statement for Deferred Compensation Obligations

Ladies and Gentlemen,

We, Homburger AG, have acted as special Swiss counsel to UBS Group AG (the Company), a corporation organized under the laws of Switzerland, in connection with the registration statement on Form S-8 (excluding the documents incorporated by reference therein, the Registration Statement) to be filed by the Company under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on December 3, 2018, for the purpose of registering on or after the date hereof USD $100,000,000 aggregate principal amount of deferred compensation obligations (the Obligations) to be issued from time to time on or after the date hereof by the Company under the Plan (as defined below). As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Obligations.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Plan.

I.            Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents, and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)   an electronic copy of the Registration Statement;

(ii)  an electronic copy of the UBS Voluntary Investment Plan effective as of December 1, 2018 (the Plan);

(iii) a certified excerpt from the Commercial Register of the Canton of Zurich for the Company, dated October 31, 2018 (the Excerpt);

(iv)  a copy of the articles of association (Statuten) of the Company in their version as of March 5, 2018 (the Articles);

(v)   an electronic copy of the Organization Regulations of the Company, valid as of March 1, 2018, including the annexes thereto (the Regulations);

(vi)  an electronic copy of the Plan's Business Requirements Document (Version 1.3, dated November 8, 2018 (the Business Requirements Document);

(vii) an e-mail from Stefan Seiler, the Head of Group Human Resources, dated December 2, 2018, approving the Plan and the Business Requirements Document (the Group Head HR Approval); and

(viii)an electronic copy of an email from the Group Company Secretary, dated November 28, 2018, attaching an excerpt from the minutes of a meeting of the Company's Compensation Committee held on October 17, 2018 (the Minutes), setting out the resolution adopted by such committee at such meeting approving the Plan (the Resolution).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.           Assumptions

In rendering the opinion below, we have assumed the following:

(a)  all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)  all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)   all factual information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)  the Registration Statement will (i) be duly executed and filed with the SEC in the form reviewed by us, (ii) become effective under the Securities Act following SEC review prior to the issuance of Obligations by the Company and (iii) remain in full force and effect and not be amended or supplemented as to any matter affecting the opinions herein;

(e)  so long as the Plan is in full force and effect, each member of the committee administering the Plan (the Administrative Committee) is validly appointed to the Administrative Committee by the Head of Group Human Resources in accordance with the Business Requirements Document;

(f)   immediately after giving effect to the issuance of any Obligations, the aggregate amount of outstanding obligations of the Company and its affiliates under the Plan will not exceed $100,000,000;

(g)  the Plan, the Articles, the Regulations, the Group Head HR Approval and the Business Requirements Document continue in full force and effect and have not been amended;

(h)  the Excerpt and the Minutes are correct and complete; and

(i)   the Resolution (i) has been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) has not been amended, and (iii) is in full force and effect.

III.         Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.   The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.   The Company has the necessary corporate power and authority to issue the Obligations.

3.   The Plan has been duly authorized by all necessary corporate action by the Company.

4.   With respect to each Obligation to be issued by the Company under any Compensation Deferral Agreement, when the terms of such Compensation Deferral Agreement have been duly approved by the Administrative Committee in accordance with the Business Requirements Documents and the Plan, the entry into such Compensation Deferral Agreement and the issuance of such Obligation thereunder will have been duly authorized by all necessary corporate action by the Company.

IV.       Qualifications

The above opinions are subject to the following qualifications:

(a)  The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)  We express no opinion on the legality, validity or enforceability of any of the provisions of the Plan, any Compensation Deferral Agreement or any Obligations or the performance of the obligations assumed by the Company thereunder. We also express no opinion on any Company Contribution.

(c)   Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ Homburger AG